Exhibit 99.23

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of August [•], 2024, by and among Biora Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders (each, a “Stockholder”). Capitalized terms used but not defined herein have the meanings given to them in the Convertible Notes Purchase Agreement, dated August 12, 2024 (the “August 2024 Purchase Agreement”), by and among the Company and the purchasers party thereto.

WHEREAS, the Company has entered into the August 2024 Purchase Agreement, pursuant to which the purchasers party thereto will purchase New Notes and acquire Commitment Warrants and Additional Warrants to purchase shares of Common Stock, and the Convertible Notes Exchange Agreement, dated August 12, 2024 (the “August 2024 Exchange Agreement”), by and among the Company and the noteholders party thereto, pursuant to which the noteholders party thereto will exchange certain of their 2028 Notes for New Notes.

WHEREAS, pursuant to the terms of, and as an inducement for the parties to enter into, the August 2024 Purchase Agreement and the August 2024 Exchange Agreement, the Stockholders have agreed to enter into this Agreement with the Company.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth below, as well as other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Vote Shares of Common Stock. Subject to the terms and conditions of this Agreement, each Stockholder irrevocably and unconditionally agrees that, until the Termination Date (as defined below), at any annual or special meeting of the stockholders of the Company called with respect to the following matters, and at any adjournment or postponement thereof, and on any action by written consent of the stockholders of the Company with respect to the following matters, Stockholder shall appear or cause the holder of record to appear at such meeting or otherwise cause the Subject Securities (as defined below) then owned by such Stockholder that are entitled to vote at such meeting to be present thereat for purposes of establishing a quorum and shall vote or cause the holder of record to vote the Subject Securities then owned by such Stockholder that are entitled to vote at such meeting (in each case including via proxy) or to act by such consent: (a) in favor of (i) the Stockholder Approval and (ii) any proposal to adjourn or postpone any such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Stockholder Approval; and (b) against any action, proposal, transaction, or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the adoption of the Stockholder Approval or the fulfillment of the conditions to Closing under the August 2024 Purchase Agreement or the August 2024 Exchange Agreement. Any written consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such consent. For purposes of this Agreement, “Subject Securities” means, with respect to each Stockholder, (i) all shares of Common Stock set forth under such Stockholder’s name on the signature page to this Agreement, and (ii) all additional shares of Common Stock of which such Stockholder or any of its affiliates acquires record or beneficial ownership during the period from the date of this Agreement through and including the Termination Date (including by way of stock dividend or distribution, split-up, recapitalization or combination, or by way of exercise, exchange or conversion of any exercisable, exchangeable, convertible or derivative securities, provided that nothing in this Agreement shall obligate any Stockholder or any of their respective affiliates to exercise, exchange or convert any exercisable, exchangeable, convertible or derivative securities such Stockholder or any of its affiliates may at any time own or hold).

2. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as a holder of the Subject Securities and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of its subsidiaries. For the avoidance of doubt, notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require any Stockholder or any partner, officer, employee or affiliate of Stockholder to attempt to) limit or restrict any actions or omissions of a director, officer or employee of the Company or any of its subsidiaries in the exercise of his or her fiduciary duties as a director, officer or employee of the Company or any of its subsidiaries or prevent or be construed to create any obligation on the part of any director, officer or employee of the Company or any of its subsidiaries from taking any action solely in his or her capacity as such director, officer or employee in violation of any such fiduciary duties, and no action taken solely in his or her capacity as such director, officer or employee in accordance with the foregoing shall be deemed to constitute a breach of this Agreement.

3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or any of its directors, officers or employees any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities or to create or form a “group” for purposes of the Exchange Act. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Stockholders.

4. Representations and Warranties of the Stockholders. Each Stockholder severally and not jointly represents and warrants to the Company as follows:

(a) Power; Binding Agreement. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. Such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of his, her or its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance and other equitable remedies.

(b) No Conflicts. Except for filings under the Exchange Act, no filing with, and no authorization, consent, or approval of, any governmental authority is necessary for the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) violate, contravene, conflict with or result in any breach of any organizational documents applicable to such Stockholder; (ii) result in (with or without notice or lapse of time or both) a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation or laws applicable to such Stockholder or any of such Stockholder’s properties or assets, except, in the case of clauses (ii) and (iii), for such occurrences which would not, individually or in the aggregate, adversely affect or prevent or delay or impair in any material respect the ability of such Stockholder to perform its obligations hereunder or under the August 2024 Purchase Agreement or the August 2024 Exchange Agreement.

(c) Ownership of Common Stock; Voting and Dispositive Power. Except as disclosed on the Schedule 13D/A jointly filed by Athyrium Opportunities III Co-Invest 1 LP, Athyrium Opportunities III Acquisition LP, Athyrium Opportunities III Acquisition 2 LP, Athyrium Opportunities 2020 LP, Jeffrey A. Ferrell, Athyrium Opportunities Associates Co-Invest LLC, Athyrium Funds GP Holdings LLC, Athyrium Opportunities Associates III LP and Athyrium Opportunities Associates III GP LLC with the SEC on July 8, 2024, such Stockholder:

(i) is the sole beneficial owner of the number of shares of Common Stock set forth under such Stockholder’s name on the signature page to this Agreement, all of which are free and clear of any Liens (other than those (x) created by this Agreement, (y) created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker or (z) arising under applicable securities laws);

(ii) does not own, beneficially or otherwise, any shares of Common Stock other than those (x) described in clause (i) above or (y) issuable upon the exercise, exchange or conversion of any unexercised, unexchanged or unconverted securities issued by the Company;

(iii) has full and sole voting power and full and sole power of disposition, full and sole power to issue instructions with respect to the matters set forth herein and full and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities beneficially owned as of the date hereof; and

(iv) none of the Subject Securities beneficially owned as of the date hereof are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities.

(d) Reliance. Such Stockholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that such Stockholder desired, such Stockholder availed itself of such right and opportunity and such Stockholder is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Such Stockholder understands and acknowledges that the Company is entering into the August 2024 Purchase Agreement and the August 2024 Exchange Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement and the representations and warranties of such Stockholder contained herein.

5. Representations and Warranties of the Company. The Company represents and warrants to each Stockholder as follows:

(a) Power; Binding Agreement. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in such jurisdiction). The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company and no other actions or proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance and other equitable remedies.

(b) No Conflicts. Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any governmental authority is necessary for the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. None of the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby will (i) violate, contravene, conflict with or result in any breach of any organizational documents applicable to the Company; (ii) result (with or without notice or lapse of time or both) in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation or law applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (ii) and (iii), for such occurrences which would not, individually or in the aggregate, adversely affect or prevent or delay or impair in any material respect the ability of the Company to perform its obligations hereunder or under the August 2024 Purchase Agreement or the August 2024 Exchange Agreement.

6. Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such party’s obligations under this Agreement.

7. Termination. This Agreement shall automatically and immediately terminate upon the earliest of the following (the “Termination Date”): (a) the receipt of the Stockholder Approval, (b) the termination of the August 2024 Purchase Agreement without the occurrence of the Initial Closing (as defined in the August 2024 Purchase Agreement), (c) the date when none of the securities that are the subject of the Stockholder Approval remain outstanding, (d) the date of any amendment to, or waiver or modification of, the August 2024 Purchase Agreement or the August 2024 Exchange Agreement that materially and adversely affects the rights or obligations hereunder or thereunder of any Stockholder party thereto (which, to avoid doubt, shall include, without limitation, any amendment, waiver or modification of (i) any of the economic terms of the August 2024 Purchase Agreement or the August 2024 Exchange Agreement or any of the securities to be issued pursuant thereto other than any amendment, waiver or modification that makes only a de minimis change to any such economic term or (ii) any change to the provisions and related definitions pertaining to the obligations to seek Stockholder Approval other than non-substantive ministerial edits) without the written consent prior to such amendment, waiver or modification from each Stockholder, or (e) the day after the date of the annual meeting of stockholders of the Company held during calendar year 2026. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided that no termination of this Agreement shall relieve any party from liability from any Willful and Material Breach (as defined below) of this Agreement prior to such termination; provided, further, that in the event the Stockholder Approval is obtained, no Stockholder shall have any liability or other obligation hereunder whatsoever, including with respect to any Willful and Material Breach occurring prior thereto. For purposes of this Agreement, “Willful and Material Breach” means a material breach of, or a material failure to perform, any covenant, representation, warranty or agreement set forth in this Agreement, in each case that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act it is required to take under this Agreement, with the actual knowledge that the taking of or failure to take such act would, or would be reasonably expected to, result in, constitute or cause a breach of this Agreement.

8. Miscellaneous Provisions.

(a) Amendment and Waivers. Except as otherwise provided herein, additional parties may be added to this Agreement in accordance with the terms hereof, and any provision of this Agreement may be amended or waived at any time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that no amendment or waiver hereof shall be effective if such amendment or waiver would materially and adversely affect the rights of the parties to the August 2024 Purchase Agreement or the August 2024 Exchange Agreement in respect of the Stockholder Approval, or otherwise frustrate the intent of, and the benefits intended from, this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

(c) Governing Law. This Agreement and all claims and causes of action hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

(d) Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for the purposes of any suit, action or other proceeding arising out of or related to this Agreement, the other agreements contemplated hereby or any transaction contemplated hereby (or, solely if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any such suit, action or other proceeding, any state or federal court within the State of Delaware) (the “Chosen Court”). Each of the parties agrees to commence any action, suit or proceeding relating hereto in the applicable Chosen Court pursuant to the immediately preceding sentence. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the applicable Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. Notwithstanding the foregoing, the parties agree that a final trial court judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE MERGER, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement and any other agreement executed in connection herewith, at law or in equity, and the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, the parties would not have entered into this Agreement. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8(f) shall not be required to provide any bond or other security in connection with any such order or injunction. Further, each party agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

(g) Successors and Assigns; Assignment. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties, except to the extent any of the Subject Securities are sold pursuant into the public markets. No party may assign, delegate or otherwise transfer, by operation of law or otherwise, any of its rights or obligations under this Agreement without the consent of each other party hereto; provided, that any Stockholder may assign this Agreement with respect to any of the Subject Securities to any of its affiliates in connection with a transfer of such Subject Securities to such affiliate. No assignment by any party shall relieve such party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 8(g) is null and void. Notwithstanding anything to the contrary herein, no Stockholder shall, and the Company shall not, permit the transfer of any Stockholder’s Subject Securities (except for sales of Subject Securities into the public markets), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Stockholder hereunder.

(h) No Restrictions on Transfer. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prohibit or otherwise prohibit any Stockholder from transferring any securities other than the Subject Securities.

(i) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by “.pdf” format, scanned pages or electronic signature such as DocuSign shall be effective as delivery of a manually executed counterpart to this Agreement.

(j) Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BIORA THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATHYRIUM OPPORTUNITIES 2020 LP

By:	Athyrium Opportunities Associates III LP,
its General Partner

	By:	Athyrium Opportunities Associates III GP LLC,
its General Partner

By:
Name:
Title:

Number of shares of Common Stock:  [•] shares

ATHYRIUM OPPORTUNITIES III ACQUISITION LP

By:	Athyrium Opportunities Associates III LP,
its General Partner

	By:	Athyrium Opportunities Associates III GP LLC,
its General Partner

By:
Name:
Title:

Number of shares of Common Stock:  [•] shares

[Signature Page to Voting and Support Agreement]

ATHYRIUM OPPORTUNITIES III ACQUISITION 2 LP

By:	Athyrium Opportunities Associates III LP,
its General Partner

	By:	Athyrium Opportunities Associates III GP LLC,
its General Partner

By:
Name:
Title:

Number of shares of Common Stock:  [•] shares

ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP

By:	Athyrium Opportunities Associates Co-Invest LLC, its General Partner

By:
Name:
Title:

Number of shares of Common Stock:  [•] shares

[Signature Page to Voting and Support Agreement]